Exhibit 99.2

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Announces New Credit Facility

Silicon Valley Bank extends Luna a $7 million credit facility; Luna pays off Hansen note

(ROANOKE, Va, May 23, 2011) - Luna Innovations Incorporated (NASDAQ: LUNA) announced today that it has entered into a $7 million credit facility with Silicon Valley Bank (SVB). This credit facility includes a four-year term loan of $6 million and a $1 million revolving line of credit and replaces the $5 million dollar revolving credit facility that Luna established with SVB in February 2010. Luna has used the funds from the new credit facility to pay off the outstanding balance of the revolving credit line in the amount of $2.5 million and the outstanding $3.1 million balance on its $5.0 million promissory note to Hansen Medical, Inc.

“Over the past ten years, SVB has demonstrated continued support and confidence in Luna’s business model,” commented My Chung, president and chief executive officer of Luna. “We are pleased to be able to fulfill our prior financial obligations with Hansen and SVB, which will allow more focus on growing the business. As our technologies mature and our commercialization strategy becomes more aggressive, it is vital to have the support of a bank that understands the significance of technology in the global marketplace.”

“We are pleased to continue our support of an enterprising and growing organization like Luna,” stated Heather Parker of Silicon Valley Bank’s Northern Virginia office. “We have enjoyed being a partner to Luna as it has grown its technology leadership over the past ten years. We look forward to continuing our relationship and offering the diverse financial products and services that will help facilitate Luna’s business initiatives and product development goals.”

The facility is secured by the company’s assets and is subject to customary covenants, including covenants requiring the company to meet EBITDA milestones and liquidity ratios.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Luna, a recognized leader in transitioning science to solutions, is headquartered in Roanoke, Virginia.

About Silicon Valley Bank:

Silicon Valley Bank provides commercial banking services to emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and

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partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves clients around the world through 26 U.S. offices and seven international operations. Silicon Valley Bank is a member of global financial services firm SVB Financial Group (NASDAQ: SIVB). More information on the company can be found at www.svb.com.

Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve System. SVB Financial Group is also a member of the Federal Reserve System.

Forward-Looking Statements:

This release may include information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that describe the company’s, leadership, business strategy, financial situation, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including those risks set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com